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                                                                    EXHIBIT 23.9

Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-000) of AccuStaff Incorporated, Career Horizons, Inc. and other registrants named therein to the incorporation by reference therein of our report dated March 28, 1996, (except for Note 1, as to which the date is April 29, 1996) with respect to the combined financial statements of Century Temporary Services, Inc. and Grant Management Company, included in Career Horizons, Inc.'s current Report on Form 8-K dated May 1, 1996, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young, LLP

Cleveland, Ohio
December 23, 1996